Exhibit 99.1

CVR Partners Reports Third Quarter 2024 Results

•Third quarter net income of $4 million, or 36 cents per common unit; EBITDA of $36 million
•Announced cash distribution of $1.19 per common unit

SUGAR LAND, Texas (October 28, 2024) – CVR Partners, LP (NYSE: UAN, “CVR Partners” or the “Partnership”), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $4 million, or 36 cents per common unit, and EBITDA of $36 million on net sales of $125 million for the third quarter of 2024, compared to net income of $1 million, or 7 cents per common unit, and EBITDA of $32 million on net sales of $131 million for the third quarter of 2023.

“CVR Partners posted solid operating results for the third quarter of 2024 driven by safe, reliable operations and a combined ammonia production rate of 97 percent,” said Mark Pytosh, Chief Executive Officer. “Harvest is nearing completion and ammonia demand for the fall application has been strong.

“Compared to 2023, nitrogen fertilizer prices reset higher in the new planting season, attributable to solid customer demand and positive farmer economics,” Pytosh said. “We continue to focus on generating free cash flow and are pleased to declare a third quarter 2024 cash distribution of $1.19 per common unit.”

Consolidated Operations

Production at CVR Partners’ fertilizer facilities decreased slightly compared to the third quarter of 2023, producing a combined 212,000 tons of ammonia during the third quarter of 2024, of which 61,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 321,000 tons of urea ammonia nitrate (“UAN”). During the third quarter of 2023, the fertilizer facilities produced a combined 217,000 tons of ammonia, of which 68,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 358,000 tons of UAN.

For the third quarter 2024, average realized gate prices for UAN showed an improvement compared to the prior year, up 3 percent to $229 per ton, and ammonia was up 9 percent over the prior year to $399 per ton. Average realized gate prices for UAN and ammonia were $223 and $365 per ton, respectively, for the third quarter of 2023.

Distributions

CVR Partners also announced that on October 28, 2024, the Board of Directors of the Partnership’s general partner (the “Board”) declared a third quarter 2024 cash distribution of $1.19 per common unit, which will be paid on November 18, 2024, to common unitholders of record as of November 8, 2024.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and use of cash and cash reserves deemed necessary or appropriate by the Board.

Third Quarter 2024 Earnings Conference Call

CVR Partners previously announced that it will host its third quarter 2024 Earnings Conference Call on Tuesday, October 29, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The third quarter 2024 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/6b54kfdw. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13749243.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales, including factors driving same; EBITDA and Adjusted EBITDA; drivers of our results; utilization and production rates; nitrogen fertilizer pricing and demand; sales volumes; farmer economics; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; use of proceeds under our credit facility; distributions associated with our 45Q transaction, including the timing and amount thereof; carbon capture and decarbonization initiatives; planted grain acres; free cash flow generation; distributions, including the timing, payment and amount (if any) thereof; global fertilizer industry conditions; grain prices; crop inventory levels; purchases under our unit repurchase program (if any), including the timing, pricing and amount or termination thereof; direct operating expenses; capital expenditures; depreciation and amortization; turnaround expense and timing; cash reserves; inventories and adjustments thereto; impacts of any pandemic, including the duration thereof; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, impacts of the planting season on our business, CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership, general economic and business conditions, political disturbances, geopolitical instability and tensions, impacts of plant outages and weather conditions and events, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

Contact Information:

Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the periods ended September 30, 2024 and 2023:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per unit data)	2024	2023	2024	2023
Net sales (1)	$125,203	$130,592	$385,769	$539,858
Operating costs and expenses:
Cost of materials and other	26,263	31,004	77,704	100,993
Direct operating expenses (exclusive of depreciation and amortization)	55,761	58,459	158,300	171,761
Depreciation and amortization	24,732	24,119	64,063	59,084
Cost of sales	106,756	113,582	300,067	331,838
Selling, general and administrative expenses	7,447	7,805	21,065	22,479
Loss on asset disposal	4	1,067	17	1,324
Operating income	10,996	8,138	64,620	184,217
Other (expense) income:
Interest expense, net	(7,241)	(7,501)	(22,416)	(21,594)
Other income (expense), net	52	125	376	(88)
Income before income tax expense	3,807	762	42,580	162,535
Income tax expense (benefit)	—	31	(25)	77
Net income	$3,807	$731	$42,605	$162,458

Basic and diluted earnings per common unit	$0.36	$0.07	$4.03	$15.37
Distributions declared per common unit	1.90	4.14	5.50	25.07

EBITDA*	$35,780	$32,382	$129,059	$243,213
Available Cash for Distribution*	12,612	16,370	53,035	170,441

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Components of net sales:
Fertilizer sales	$109,486	$116,504	$346,590	$493,521
Freight in revenue	11,321	9,909	26,914	31,755
Other	4,396	4,179	12,265	14,582
Total net sales	$125,203	$130,592	$385,769	$539,858

Selected Balance Sheet Data

(in thousands)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$110,539	$45,279
Working capital	121,441	90,396
Total assets	986,626	975,332
Total debt	547,710	547,308
Total liabilities	699,274	672,452
Total partners’ capital	287,352	302,880

Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash flow provided by (used in):
Operating activities	$86,725	$70,102	$137,750	$261,389
Investing activities	(3,627)	(5,366)	(14,357)	6,928
Financing activities	(20,083)	(44,260)	(58,133)	(265,481)
Net increase in cash and cash equivalents	$63,015	$20,476	$65,260	$2,836

Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Maintenance	$6,488	$8,091	$15,591	$17,282
Growth	3,211	192	3,614	815
Total capital expenditures	$9,699	$8,283	$19,205	$18,097

Key Operating Data

Ammonia Utilization (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
(percent of capacity utilization)	2024	2023	2024	2023
Consolidated	97%	99%	96%	101%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and nine months ended September 30, 2024 and 2023 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated sales volumes (thousand tons):
Ammonia	62	62	175	183
UAN	336	387	950	1,075

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$399	$365	$481	$633
UAN	229	223	254	330

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	212	217	626	660
Ammonia (net available for sale) (2)	61	68	191	200
UAN	321	358	964	1,063

Feedstock:
Petroleum coke used in production (thousands of tons)	133	131	395	386
Petroleum coke used in production (dollars per ton)	$44.69	$84.09	$60.93	$78.49
Natural gas used in production (thousands of MMBtus) (3)	2,082	2,133	6,443	6,429
Natural gas used in production (dollars per MMBtu) (3)	$2.19	$2.67	$2.40	$3.57
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,783	2,636	5,403	6,354
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.18	$2.51	$2.50	$4.21

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Ammonia — Southern plains (dollars per ton)	$481	$429	$507	$533
Ammonia — Corn belt (dollars per ton)	529	501	550	621
UAN — Corn belt (dollars per ton)	240	272	264	314

Natural gas NYMEX (dollars per MMBtu)	$2.23	$2.66	$2.22	$2.58

Q4 2024 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2024. See “Forward-Looking Statements” above.

	Q4 2024
	Low	High
Ammonia utilization rates
Consolidated	92%	97%
Coffeyville Facility	90%	95%
East Dubuque Facility	95%	100%

Direct operating expenses (in millions) (1)	$60	$70
Capital expenditures (in millions) (2)	$19	$23

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Available Cash for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income	$3,807	$731	$42,605	$162,458
Interest expense, net	7,241	7,501	22,416	21,594
Income tax expense (benefit)	—	31	(25)	77
Depreciation and amortization	24,732	24,119	64,063	59,084
EBITDA and Adjusted EBITDA	35,780	32,382	129,059	243,213
Adjustments (Reserves)/Releases:
Accrued interest expense (excluding capitalized interest)	(8,486)	(8,468)	(25,456)	(25,399)
Utility pass-through expense (1)	—	—	—	(1,350)
Future operating needs (2)	—	7,500	—	(12,500)
Capital expenditures (3)	(10,762)	(11,391)	(40,416)	(41,382)
Turnaround expenditures, net (4)	(3,178)	(2,359)	(9,772)	(8,198)
Equity method investment (5)	(742)	(794)	(380)	16,557
Principal payments on senior secured notes and deferred financing costs	—	(500)	—	(500)
Available cash for distribution (6)	$12,612	$16,370	$53,035	$170,441

Common units outstanding	10,570	10,570	10,570	10,570

(1)Amount consists of adjustment of expenses incurred by the city of Coffeyville during winter storm Uri in 2021 and cash impacts thereof.
(2)Amount consists of reserves established by the Board for potential future cash needs related to nitrogen fertilizer seasonality and feedstock price volatility.
(3)Amount consists of maintenance capital expenditures, including additional reserves for future growth projects of $4.3 million and $24.8 million for the three and nine months ended September 30, 2024 and $3.3 million and $24.1 million for the three and nine months ended September 30, 2023.
(4)Amount consists of reserves for periodic, planned turnarounds, net of expenditures incurred in the period.
(5)Amount consists of distributions received by the Partnership adjusted for the amortization of deferred revenue related to the 45Q transaction.
(6)Amount represents the cumulative available cash for distribution based on full year results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period. The Partnership declared and paid a $1.68, $1.92, and $1.90 cash distribution related to the fourth quarter of 2023 and the first and second quarters of 2024, respectively, and declared a cash distribution of $1.19 per common unit related to the third quarter of 2024 to be paid in November 2024.